Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ophthalmic Imaging Systems (the “Company”) of our report dated March 24, 2010, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

Sacramento, California
November 1, 2010